                                                                    Exhibit 8(a)


                         FUND PARTICIPATION AGREEMENT

          The Penn Mutual Life Insurance Company (the "Company") and TCI Portfolios, Inc. ("TCIP") and its investment adviser, Investors Research Corporation ("Investors Research") hereby agree to an arrangement whereby shares of TCI Growth (the "Fund") shall be made available to serve as underlying investment media for variable annuity and variable life insurance contracts ("Contracts") to be offered to the public by the Company, subject to the following provisions:

1.   Establishment of Separate Accounts; Availability of Fund; TCIP Compliance.
     --------------------------------------------------------------------------

     (a) The Company represents that it has established Penn Mutual Variable Annuity Account III and Penn Mutual Variable Life Account I (the "Separate Accounts"), separate accounts under Pennsylvania law, and has registered each of them as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act") to serve as investment vehicles for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to separate subaccounts of the Separate Accounts for investment in the shares of specified investment companies that are available through the Separate Accounts to act as underlying investment media. Selection of a particular investment company is made by the Contract owner, who may change such selection from time to time in accordance with the terms of the applicable Contract.

     (b) TCIP represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the Securities Act of 1933 and duly authorized for issuance, and shall be issued, in compliance in all material respects with applicable law, and that TCIP is and shall remain registered under the 1940 Act for so long as the Fund shares are sold. TCIP further represents and warrants that the Fund currently qualifies and will make every reasonable effort to continue to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to maintain such qualification (under Subchapter M or any successor or similar provision), and that TCIP will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or that the Fund might not so qualify in the future. TCIP further represents and warrants that the Fund will comply with Section 817(h) of the Code, and all regulations issued thereunder, and that TCIP will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so comply or that the Fund might not so qualify in the future.

2.   Marketing and Promotion.
     -----------------------

     The Company agrees to use reasonable efforts to market its Contracts. The prospectuses and sales literature for the Contracts will not give undue emphasis to investment choices offered under the Contracts other than the Fund to the detriment of the Fund. In addition, the Company shall not impose any fee, condition, rule or regulation for the use by Contractowners of the Fund as an investment option that operates to the specific prejudice of the Fund, vis-a-vis the other investment options offered by the Company to Contractowners. In marketing and administering its Contracts, the Company will comply in all material respects with all applicable state and Federal laws.

3.   Pricing Information; Orders; Settlement.
     ---------------------------------------

     (a) TCIP will make Fund shares available to be purchased by the Company on behalf of the Separate Accounts at the net asset value applicable to each order. Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of the Contracts.

     (b) TCIP hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from the Separate Accounts, based on allocations of net amounts to subaccounts of the Separate Accounts and other transactions relating to the Contracts or the Separate Accounts. Such orders for Fund shares for the Separate Accounts, based on premiums and transaction requests received by the Company from Contract owners prior to the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day, a "business day") and other contract transactions effected as of the close of business on such business day, will be executed by TCIP at the net asset value for such shares determined as of the close of the Exchange on such business day. Any orders for Fund shares for the Separate Accounts, based on premiums or transaction requests received by the Company from Contract owners on such day but after the close of the Exchange, will be executed by TCIP at the net asset value determined as of the close of business on the next business day following the day of receipt of such order.

     (c) TCIP will use its best efforts to provide to the Company closing net asset value, dividend and capital gain information as of the close of the Exchange each business day by 6:00 p.m. Eastern Time on such day. The Company will send directly to TCIP or its specified agent orders to purchase and/or redeem Fund shares on the basis of such closing net asset value by 10:00 a.m. Eastern Time the following business day. Payment for purchases of Fund shares (net of proceeds payable on contemporaneous redemptions of Fund shares) will be wired by the Company to a custodial account designated by TCIP to coincide with the order for shares of the Fund.

     (d) Payment for net redemptions of shares of the Fund will be wired by TCIP from the TCIP custodial account to an account designated by the Company in writing pursuant to Section 13(b) of the Agreement, the next business day after the Company transmits the redemption order to TCIP.

4.   Expenses.
     --------

     (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by TCIP under this Agreement shall be paid by Investors Research or TCIP, including the cost of registration of TCIP's shares with the Securities and Exchange Commission (the "SEC") and in states where required.

     (b) TCIP shall provide to the Company its proxy material, periodic fund reports to shareholders and other material that are required by law to be sent to Contract owners, in each case in a sufficient quantity for distribution to Contract owners. In addition, TCIP shall provide the Company with a sufficient quantity of its prospectuses to be used in connection with the offerings and transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by TCIP (or Investors Research to the extent that TCIP may not bear such costs), and the cost of distributing such materials shall be paid the Company; provided, however, that at any time TCIP reasonably deems
                     --------
the usage of such materials to be excessive, it may request that the Company pay the cost of printing (including press time and paper) of any additional copies of such materials requested by the Company.

5.   Representations.
     ---------------

     The Company and its agents shall not, without the written consent of TCIP, make written representations concerning TCIP or its shares except those contained in the then current prospectuses and in the then current printed sales literature of TCIP.

6.   Administration.
     --------------

     (a) Administrative services for the Separate Accounts or for purchasers of Contracts are the responsibility of the Company and shall not be the responsibility of TCIP or Investors Research. Administrative services for the Fund and for purchasers of Fund shares are the responsibility of TCIP or Investors Research.

     (b) TCIP and Investors Research recognize the Company as the sole shareholder of TCIP shares issued under this Agreement. TCIP and Investors Research further recognize that they will derive a substantial savings in administrative expenses, such as significant reductions in postage expense and shareholder communications and recordkeeping, by virtue of having a sole shareholder of record rather than multiple shareholders having record ownership of the shares issued under this Agreement.

     (c) The parties understand that Investors Research customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by the Company with respect to investments in Fund shares issued under this Agreement. In consideration of the administrative savings resulting from such arrangement, Investors Research agrees to pay to the Company an amount equal to 15 basis points (0.15%) per annum of the average aggregate amount invested by the Company under this Agreement, commencing with the month in which the average aggregate market value of investments by the Company (on behalf of the Contract owners) in the Fund exceeds $10 million. No payment obligation shall arise until the Company's average aggregate investment in the Fund reaches $10 million, and such payment obligation, once commenced, shall be suspended with respect to any month during which the Company's average aggregate investment in the Fund drops below $10 million. The parties agree that Investors Research's payments to the Company, like Investors Research's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

     (d) For the purposes of computing the payment to the Company contemplated by this Section 6, the average aggregate amount invested by the Company over a one month period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of shares held by the Company) on each business day during the month and dividing by the total number of business days during such month.

     (e)  Investors Research will calculate the payment contemplated by this
Section 6 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the monthly amounts payable by Investors Research and such other supporting data as may be reasonably requested by the Company.

7.   Termination.
     -----------

     This agreement shall terminate as to the sale and issuance of new
Contracts:

     (a) at the option of either the Company or TCIP upon six months' advance written notice to the other; provided, however, that the Company may terminate this Agreement immediately upon written notice to TCIP as to the sale and issuance of new Contracts if the Company reasonably determines in good faith that it is no longer in the interests of Contractowners or consistent with the purposes of the Contracts to continue to offer the Fund as an investment option;

     (b) at the option of the Company if Fund shares are not available for any reason to meet the requirements of the Contracts as determined by the Company, provided that reasonable advance notice of election to terminate shall be furnished by the Company;

     (c) at the option of either the Company or TCIP, upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Separate Accounts, the Company, or TCIP by the National Association of Securities Dealers, Inc. (the "NASD") the SEC or any other regulatory body;

     (d) upon termination of the Management Agreement between TCIP and Investors Research, notice of the occurrence of which shall be promptly furnished to the Company; provided, however, that this subsection (d) shall not
                          --------  -------
be deemed to apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between TCIP and investors Research;

     (e) upon the requisite vote of Contract owners having an interest in the Fund to substitute for the Fund shares the shares of another investment company in accordance with the terms of Contracts for which TCIP's shares had been selected to serve as the underlying investment medium; provided, however, that the Company shall give 60 days'
                   --------  -------
written notice to TCIP of any proposed vote to replace the Fund shares;

     (f) upon assignment of this Agreement unless made with the written consent of all other parties hereto;

     (g) if TCIP's shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as the underlying investment medium of Contracts issued or to be issued by the Company, provided that prompt notice shall be given by either party should such situation occur; or

     (h) at the option of TCIP, if TCIP reasonably determines in good faith that the Company is not offering shares of the Fund in conformity with the terms of this Agreement.

8.   Continuation of Agreement.
     -------------------------

     Termination as the result of any cause listed in Section 7 shall not affect TCIP's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is proscribed by law or the SEC or other regulatory body.

9.   Advertising Materials; Filed Documents.
     --------------------------------------

     (a) Advertising and literature with respect to TCIP prepared by the Company or its agents for use in marketing its Contracts will be submitted to TCIP for review before such material is submitted to the SEC or NASD for review. Advertising and literature with respect to the Company, the Separate Accounts or the Contracts prepared by TCIP or Investors Research for use in marketing TCIP or the Fund will be submitted to the Company for review before use.

     (b) TCIP will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, no-action letters, exemptive applications and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. The Company will provide to TCIP at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, no-action letters, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of such document with the SEC or other regulatory authority.

10.  Proxy Voting.
     ------------

     (a) The Company shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the 1940 Act as requiring such privileges, unless the Company determines that pass-through voting privileges are not required under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act and notifies TCIP of its determination. It shall be the responsibility of the Company to assure that it and the separate accounts of the other Participating Companies (as defined in Section 12(a) below) participating in any Fund calculate voting privileges in a consistent manner. TCIP hereby confirms that the manner in which the Company currently calculates voting privilege is consistent with the manner in which other Participating Companies so calculate voting privileges. TCIP and Investors Research will notify the Company if either becomes aware that another Participating Company has changed the manner in which it so calculates voting privileges.

     (b) So long as it shall be required to provide pass-through voting privileges, the Company will distribute to Contract owners all proxy material furnished by TCIP and will vote shares in accordance with instructions received from such Contract owners, except as provided in Section 10(a) hereof. The Company shall vote TCIP shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for TCIP shares held for Contractowners unless it reasonably concludes in good faith that under applicable law it has a duty to do so.

11.  Indemnification.
     ---------------

     (a) The Company agrees to indemnify and hold harmless TCIP and each of its directors, officers, employees, agents and each person, if any, who controls TCIP or its investment adviser within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which TCIP or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof): (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses, statements of additional information or sales literature of TCIP) of the Company or its agents, with respect to the sale and distribution of Contracts for which TCI Growth or TCI

Balanced shares are the underlying investment; or (2) result from a breach of a material provision of this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by TCIP or any such director, officer, employee, agent, investment adviser, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case
        --------  -------
to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by TCIP specifically for use therein. This indemnity agreement will be in addition to any liability which Company may other-wise have.

     (b) Investors Research agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund, TCIP or Investors Research, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading; or (2) result from a breach of a material provision of this Agreement. Investors Research will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided, however, that Investors Research will not be liable in any
        --------  -------
such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses in conformity with written materials furnished to TCIP by the Company specifically for use therein. This indemnity agreement will be in addition to any liability which Investors Research may otherwise have.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

12.  Potential Conflicts.
     -------------------

     (a) The Company has received a copy of an application for exemptive relief, as amended, filed by TCIP on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of TCIP (the "Board") will monitor TCIP for the existence of any material irreconcilable conflict between the interests of the contractholders of all separate accounts ("Participating Companies") investing in TCIP. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority;
(ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contractholders and variable life insurance contractholders; or (vi) a decision an insurer to disregard the voting instructions of contractholders. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contractholder voting instructions are disregarded.

     (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material reconcilable conflict exists with regard to contractholder investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

          (i) withdrawing the assets allocable to the Separate Accounts from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contractholders and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners) that votes in favor of such segregation, or offering to the affected contractholders the option of making such a change; and/or

          (ii) establishing a new registered management investment company or managed separate account.

     (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contractholders having an interest in TCIP, the Company at its sole cost, may be required, at the Board's election, to withdraw a Separate Account's investments in TCIP and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material reconcilable conflict as determined by a majority of the disinterested members of the Board.

     (e) For the purpose of this Section 12, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will TCIP be required to establish a new funding medium for any Contract. The Company shall not be required by this Section 12 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict.

13.  Miscellaneous.
     -------------

     (a) Amendment and Waiver.  Neither this Agreement, nor any provision
         --------------------
hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

     (b) Notices. All notices and other communications hereunder shall be given
         -------
or made in writing and shall be delivered personally, or sent by telex, telecopier or registered certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To the Company:

                    The Penn Mutual Life Insurance
                         Company
                    Independence Square
                    Philadelphia, PA  19172
                    Attention:  C. Ronald Rubley

     To TCIP or Investors Research:

                    TCI Portfolios, Inc.
                    4500 Main Street
                    Kansas City, Missouri  64111

                          Attention: Patrick A. Looby

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

     (f) Successors and Assigns.  This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties hereto and their respective permitted successors and assigns.

     (g) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this agreement by signing any such counterpart.

     (h) Severability.  In case any one or more of the provisions contained in
         ------------
this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (i) Entire Agreement.  This Agreement constitutes the entire agreement and
         ----------------
understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this 26th day of February, 1993.


                                    THE PENN MUTUAL LIFE INSURANCE
                                    COMPANY

                                    By /s/ Kenneth J. Kempf
                                       -----------------------------------------
                                          Name: Kenneth J. Kempf
                                                --------------------------------
                                          Title: Senior Vice President, Pensions
                                                 -------------------------------

                                    INVESTORS RESEARCH CORPORATION

                                    By  /s/ William M. Lyons
                                        --------------------------------------
                                        Name:  William M. Lyons
                                        Title:  Senior Vice President

                                    TCI PORTFOLIOS, INC.



                                    By /s/ Patrick A. Looby
                                       ---------------------------------------
                                       Name:  Patrick A. Looby
                                       Title:  Vice President